United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2010

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 annual meeting of stockholders of American CareSource Holdings, Inc., Inc. (“the Company”), held on June 9, 2010 (the “2010 Annual Meeting”), 15,023,209 shares were voted, representing 91.7% of the outstanding shares.  The Company’s stockholders voted to elect each of the following directors to serve for a term of one year and until his successor is elected and qualifies:

Name	Number of Votes For	Number of Votes Withheld	Not Voted
Sami S. Abbasi	7,654,320	2,291,074	5,077,815
Edward B. Berger	9,640,359	305,035	5,077,815
David S. Boone	9,640,582	304,812	5,077,815
John W. Colloton	9,640,582	304,812	5,077,815
Kenneth S. George	9,640,582	304,812	5,077,815
John N. Hatsopoulos	9,626,159	319,235	5,077,815
John Pappajohn	9,631,079	314,315	5,077,815
Derace L. Schaffer, MD	9,636,254	309,140	5,077,815

At the 2010 Annual Meeting, the Company’s stockholders also voted to ratify (by a vote of 14,915,384 to 51,387, with 56,438 votes abstaining) the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: June 15, 2010	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Interim Chief Financial Officer